Exhibit 99.1

Five Oaks Investment Corp. Reports Second Quarter 2014 Financial Results

Significant Progress in Building-Out Whole Loan Business Activity

NEW YORK, Aug. 8, 2014 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") today announced its financial results for the quarter ended June 30, 2014.

Quarterly Highlights

  Reported comprehensive net income attributable to common stockholders of $0.84 for the quarter ended June 30, 2014, including net income per common share of $0.34 and other comprehensive income ("OCI") of $0.50 per common share.
  Raised $16.3 million in net proceeds from a public offering of an additional 690,000 shares of our Series A Preferred Stock originally issued in December 2013.
  Raised $38.3 million in net proceeds from a follow-on offering of 3,500,000 shares of common stock, further increasing our public float. An additional 525,000 shares were issued following the exercise of the underwriters' overallotment option after quarter end.
  Reported Book Value of $12.76 per share on a basic and diluted basis at June 30, 2014.
  Delivered a positive economic return on common equity of 2.3%, or 9.2% annualized, comprised of $0.38 dividend per common share more than offsetting a modest $0.08 decrease in net book value per share, in the context of a quarter during which we increased our common equity share count by approximately 33%.
  Continued signing up mortgage lending correspondent relationships, and concluded our first investments in prime jumbo mortgage loans.
  Declared a monthly dividend of $0.125 per share for July, August and September 2014.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "The relatively sanguine interest rate environment during the first quarter of 2014 continued in the second quarter. Additionally, credit spreads tightened, which was positive for Non-Agency RMBS prices, an important contributor to another quarter's positive economic return to common stockholders notwithstanding our common stock offering during the quarter. We concentrated our efforts in the second quarter on further build-out of our residential whole loan activity. We made good progress in signing up mortgage loan correspondents, settled our first loans, and agreed to purchase an additional amount of prime loans that will settle in the third quarter. Just as importantly, we believe we are well placed to complete our first participation in a jumbo securitization during the third quarter. We anticipate contributing a meaningful proportion of the final pool, and have since undertaken credit diligence on the balance of the projected loan pool, which we believe will serve to enhance the ultimate returns on the equity and subordinated securities we plan to retain. Since last year we have been talking about the importance of building an operating company model focused on new issue mortgage credit opportunities, and I believe we have made important progress in this endeavor during the second quarter of 2014.

"We were able to increase our outstanding preferred stock during the second quarter, which was non-dilutive to common stockholders. We did also issue additional common stock which was dilutive to existing holders, not just to broaden our investor base and improve trading liquidity, but also importantly to be able to execute on our business strategy. In particular, as we continue building out the whole loan acquisition/securitization business, our ability to negotiate incremental loan warehouse capacity, to improve financing terms, and to secure the necessary securitization counterparty credit approvals are all critically dependent on the size of our equity capital. We believe the extent of loan purchase and securitization activity we expect to conclude in the third quarter and beyond would be very difficult to consummate on economic, or indeed any, terms in the absence of the second quarter's meaningful capital-raising activities."

Second Quarter 2014 Operating Results

For the quarter ended June 30, 2014, the Company reported net income attributable to common stockholders of $3.8 million, or $0.34 per basic and diluted share. Our comprehensive income attributable to common stockholders was $9.4 million, or $0.84 per basic and diluted share. Besides net interest income of $3.9 million for the second quarter, the main driver of the result was net other income of $2.8 million. Unrealized gain and net interest income on Linked Transactions totaling $8.8 million and realized gains of $0.8 million on sale of investments, generally reflecting higher Non-Agency RMBS prices, more than offset realized and unrealized losses on derivatives aggregating $6.8 million. Our total expenses for the second quarter were $2.3 million, up 44.2% from the first quarter of 2014, reflecting the increase in our capital base between the two periods.

Stockholders' Equity and Book Value Per Share

As of June 30, 2014, our stockholders' equity was $218.3 million, up 38.0% from $158.1 million at the end of the first quarter. Our book value per common share was $12.76 on a basic and fully diluted basis. This represents a modest 0.6% decline in book value per common share from $12.84 as of March 31, 2014, notwithstanding our capital raising activity, and more than offset by dividends paid during the quarter.

Investment Portfolio

The following table summarizes certain characteristics of our investment portfolio as of June 30, 2014 on a non-GAAP combined basis (which reflects the inclusion of the Non-Agency RMBS and Multi-Family MBS underlying our Linked Transactions combined with our GAAP-reported RMBS):

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Designated Credit Reserve	Amortized Cost	Unrealized Gain/ (Loss)	Fair Value	Net Weighted Average Coupon(1)	Average Yield(2)
Agency RMBS
15 year fixed-rate	$2,660	$66	$-	$2,726	$(24)	$2,702	2.50%	1.96%
30 year fixed-rate	122,157	6,868	-	129,025	(3,270)	125,755	3.50%	2.69%
Hybrid ARMS	369,257	37	-	369,294	3,266	372,560	2.49%	2.69%

Total Agency RMBS	494,074	6,971	-	501,045	(28)	501,017	2.74%	2.68%

Multi-Family MBS Including Linked Transactions	158,919	(25,025)	-	133,894	5,448	139,342	2.11%	5.57%

Non-Agency RMBS Including Linked Transactions	296,512	(57,279)	(48,337)	190,896	17,207	208,103	0.38%	7.88%

Residential Mortgage Loans	4,418	-	-	4,418	93	4,511	4.18%	4.18%
Total/Weighted Average (GAAP)	$953,923	$(75,333)	$(48,337)	$830,253	$22,720	$852,973	1.91%	4.35%

(1) Weighted average coupon is presented net of servicing and other fees.

(2) Average yield incorporates future prepayment assumptions.

(3) Non-Agency RMBS and Multi-Family MBS is presented on a non-GAAP combined basis (which reflects the inclusion of the Non-Agency RMBS and Multi-Family MBS underlying our Linked Transactions combined with our GAAP-reported MBS).

Portfolio Financing and Hedging

At June 30, 2014, the Company financed its MBS investment portfolio with borrowings under master repurchase agreements of $508.3 million, on a GAAP basis, and $706.0 million on a non-GAAP basis (including the repurchase agreement financing associated with the Non-Agency RMBS and Multi-Family MBS underlying Linked Transactions). The Company financed its residential mortgage loans under an additional master repurchase agreement, with borrowings of $4.0 million on both a GAAP and non-GAAP basis at June 30, 2014. Our weighted average borrowing cost under all these agreements was 0.51%, on a GAAP basis, and 0.84% on a non-GAAP basis as of June 30, 2014. As of June 30, 2014, we borrowed 2.3 times our stockholders' equity on a GAAP basis, and 3.3 times on a non-GAAP basis, representing a reduction from 2.8 times and 3.7 times, respectively, as of March 31, 2014.

The Company is also a party to approximately $378 million notional amount of pay-fixed receive-LIBOR swaps that have variable maturities of up to ten years, certain of which have forward start dates. The Company is also party to one interest rate swaption. The following table summarizes our hedging activity as of June 30, 2014:

Current Maturity Date for Interest Rate Swaps	Notional Amount	Fair Value	Fixed Rate Pay	Receive Rate	Maturity Years
3 years or less	35,000,000	(190,282)	0.66%	0.18%	1.6
Greater than 3 years and less than 5 years	191,000,000	(2,174,460)	1.66%	0.23%	4.2
Greater than 7 years and less than 10 years*	95,000,000	(4,207,800)	2.85* %	0.00* %	7.1
Greater than 10 years*	57,000,000	(3,458,185)	3.29* %	0.00* %	10.2
Total	378,000,000	(10,030,728)	1.51* %	0.22* %	5.6

*Forward-starting swaps. Fixed rate pay and floating rate receive rates are excluded from the calculation of totals.

	Option			Underlying Swap
Current Option Expiration Date for Interest Rate Swaptions	Cost	Fair Value	Weighted Average Years to Expiration	Notional Amount	Pay Rate	Weighted Average Term (Years)
2 years or less	420,000	454,792	0.8	25,000,000	3.00%	10.0

Dividends

The Company declared a dividend of $0.125 per share of common stock for the months of July, August and September 2014. Based on the closing price of $11.29 as at June 30, 2014, this equates to an annualized dividend yield of 13.3%.

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT"), and as a "hybrid" REIT is focused on investing in, financing and managing a portfolio of mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS"), multi-family mortgage-backed securities ("Multi-Family MBS"), residential mortgage loans and other mortgage related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to account for certain of our Non-Agency RMBS and Multi-Family MBS and the associated repurchase agreement financing as Linked Transactions. However, in managing and evaluating the composition and performance of our MBS portfolio, we do not view the purchase of our Non-Agency RMBS or Multi-Family MBS and the associated repurchase agreement financing as transactions that are linked. We therefore have also presented certain information that includes the Non-Agency RMBS and Multi-Family MBS underlying our Linked Transactions. This information constitutes non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. We believe that this non-GAAP information enhances the ability of investors to analyze our MBS portfolio and the performance of our MBS in the same way that we assess our MBS portfolio and such assets. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three	Three	Six	Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income:
Available-for-sale securities	$4,487,279	$7,350,567	$8,390,239	$8,376,715
Mortgage loans held-for-sale	4,381	-	7,517	-
Cash and cash equivalents	7,006	5,862	8,593	6,775
Interest expense:
Repurchase agreements - available-for-sale securities	(602,038)	(992,426)	(1,162,260)	(1,119,174)
Repurchase agreements - mortgage loans held-for-sale	(5,766)	-	(5,766)	-

Net interest income	3,890,862	6,364,003	7,238,323	7,264,316

Other income:
Realized gain (loss) on sale of investments, net	750,778	(14,172,649)	(3,457,239)	(14,277,894)
Unrealized gain (loss) and net interest income from Linked Transactions	8,812,538	(1,487,024)	14,704,733	266,818
Realized gain (loss) on derivative contracts, net	(849,826)	11,136,853	(1,692,593)	11,065,533
Unrealized gain (loss) on derivative contracts, net	(5,968,542)	7,620,892	(11,100,869)	7,099,900
Unrealized gain on mortgage loans held-for-sale	93,242	-	93,242	-

Total other income (loss)	2,838,190	3,098,072	(1,452,726)	4,154,357

Expenses:
Management fee	622,843	412,862	1,090,378	528,002
General and administrative expenses	380,711	177,686	632,802	300,114
Operating expenses reimbursable to Manager	870,817	727,234	1,539,470	908,098
Other operating expenses	375,667	91,745	505,130	99,001
Compensation expense	54,405	82,168	134,482	84,964

Total expenses	2,304,443	1,491,695	3,902,262	1,920,179

Net income	$4,424,609	$7,970,380	$1,883,335	$9,498,494

Dividends to preferred stockholders	(635,923)	-	(1,116,495)	(2,326)

Net income attributable to common stockholders	$3,788,686	$7,970,380	$766,840	$9,496,168

Earnings (loss) per share:
Net income attributable to common stockholders (basic and diluted)	$3,788,686	$7,970,380	$766,840	$9,496,168
Weighted average number of shares of common stock outstanding	11,150,788	7,389,250	10,001,587	4,855,327
Basic and diluted income per share	$0.34	$1.08	$0.08	$1.96
Dividends declared per share of common stock	$0.36	$0.45	$0.72	$0.78

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $552,380,533 and $444,984,955 for
June 30, 2014 and December 31, 2013, respectively)	$570,759,674	$444,984,955
Mortgage loans held-for-sale, at fair value	4,510,797	-
Linked transactions, net, at fair value	79,931,056	33,352,562
Cash and cash equivalents	55,814,943	33,062,931
Restricted cash	43,408,678	13,343,173
Deferred offering costs	688,281	-
Accrued interest receivable	1,473,073	1,045,191
Investment related receivable	925,412	506,892
Derivative assets, at fair value	454,792	1,839,154
Receivable due from subsidiary	-	-
Other assets	237,022	66,547

Total assets	$758,203,728	$528,201,405

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$508,332,000	$412,172,000
Mortgage loans held-for-sale	3,957,697	-
Derivative liabilities, at fair value	10,723,920	839,413
Payable for securities purchased	15,492,311	-
Accrued interest payable	262,468	274,615
Dividends payable	29,349	42,501
Fees and expenses payable to Manager	560,000	330,000
Other accounts payable and accrued expenses	561,299	617,514

Total liabilities	539,919,044	414,276,043

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 800,000 issued and outstanding at June 30,
2014 and December 31, 2013, respectively	37,164,472	18,060,898
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,189,250 and 7,389,250
shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively	141,703	73,563
Additional paid-in capital	183,710,458	110,129,489
Accumulated other comprehensive income (loss)	6,936,783	(11,094,954)
Cumulative distributions to stockholders	(19,597,803)	(11,289,370)
Accumulated earnings	9,929,071	8,045,736

Total stockholders' equity	218,284,684	113,925,362

Total liabilities and stockholders' equity	$758,203,728	$528,201,405

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073